UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014.

MONARCHY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Calle urique número 5,

Colonia Fuentes de Bellavista, c.p. 33880

Hidalgo del Parral, Chihuahua, Mexico

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers

On February 7, 2014, the Company appointed Mr. John Brownlie to the Advisory Board of the Company. The Company signed a three month consulting agreement with Mr. Brownlie, which automatically renews every three months, unless either party provides prior notice of termination. Under the terms of the agreement, Mr. Brownlie will be paid a fee of $1,500 per month, shall be reimbursed for pre-approved out of pocket expenses, and will be eligible for stock options as and when the Company adopts a stock option plan.

Mr. John Brownlie has been the Chief Executive Officer and Chief Operating Officer of Marlin Gold Mining Ltd (formerly Oro Mining Ltd). since October 25, 2010. Mr. Brownlie served as President of Capital Gold Corp., from September 2009 to July 2010 and also served as its Chief Operating Officer until July 2010. He served as Chief Operating Officer of Capital Gold Corp. since February 9, 2007. Mr. Brownlie supervises the construction, start-up and operation of the mine. He has provided team management for mining projects requiring technical, administrative, political and cultural experience over his 28 years mining career. Mr. Brownlie served as Vice President of Operations at Capital Gold Corp., from May 2006 to February 9, 2007. From 2000 to 2006, he was a Consultant providing mining and mineral-related services to various companies including SRK, Oxus Mining plc and Cemco Inc. From 1995 to 2000, Mr. Brownlie served as General Manager for the Zarafshan- Newmont Joint Venture in Uzbekistan, a one-million tonne per month heap leach plant which produced over 400,000 ounces of gold per year. Prior to that, he served as the Chief Engineer and General Manager for Monarch Resources in Venezuela, at both the El Callao Revemin Mill and La Camorra gold projects. He has been Executive Chairman of Ely Gold & Minerals Inc. since October 22, 2010. He has been a Director of Marlin Gold Mining Ltd. (formerly Oro Mining Ltd). since July 02, 2010. He has been Director of Ely Gold & Minerals Inc. since March 1, 2010. Mr. Brownlie served as a Director of Palladon Ventures Ltd. from September 2008 to March 29, 2010. He served as a Director of Capital Gold Corp. from February 9, 2007 to July 2010. He served as Director of Tara Minerals Corp., from May 1, 2008 to November 3, 2008. He served as Director of Tara Gold Resources Corp., from May 2008 to October 31, 2008. Mr. Brownlie is a Mechanical Engineer. He studied mechanical engineering and mineral process design.

Item 9.01 Exhibit

Consulting Agreement dated February 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCHY RESOURCES INC.
Date: February 18, 2014.	/s/ Jose Perez
JOSE PEREZ